                                                                       Exhibit 5

                               January 20, 2000


Cabot Industrial Trust
Two Center Plaza, Suite 200
Boston, Massachusetts 02108

         Re:      Registration Statement on Form S-8
                  1999 Long-Term Incentive Plan

Ladies and Gentlemen:

         We have acted as counsel to Cabot Industrial Trust, a Maryland real estate investment trust (the "Company"), in connection with the proceedings (the "Company Proceedings") taken and to be taken relating to the registration by the Company of an aggregate of 2,000,000 of its common shares of beneficial interest, par value $.01 per share (the "Common Shares"), with the Securities and Exchange Commission (the "SEC") in connection with the Cabot Industrial Trust 1999 Long-Term Incentive Plan (the "Plan"). We have also participated in the preparation and filing with the SEC under the Securities Act of 1933, as amended, of a registration statement on Form S-8 (the "Registration Statement") relating to the Common Shares to be issued pursuant to the Plan.

         As counsel to the Company, we have examined originals or copies certified to our satisfaction of the Company's Articles of Amendment and Restatement and Amended and Restated Bylaws, resolution of the Board of Trustees and such other Company records, instruments, certificates and documents and such questions of law as we considered necessary or appropriate to enable us to express this opinion. As to certain facts material to our opinion, we have relied, to the extent we deem such reliance proper, upon certificates of public officials and officers of the Company. In rendering this opinion, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to authentic original documents of photostatic copies.

         Based upon and subject to the foregoing and to the assumptions, limitations and conditions set forth herein, we are of the opinion that, upon completion of the Company Proceedings, the Common Shares will have been validly issued and delivered in accordance with the Company Proceedings and the Plan, the Common Shares will be validly issued, fully paid and nonassessable.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                               Very truly yours,

                                               /s/ MAYER, BROWN & PLATT

                                       2